Exhibit 99.1

Investor Presentation KBW 2007 Regional Banking Conference February 28, 2007 "People Do Business with People" (r) "People Do Business with People" (r)

Single Bank Holding Company - Rockland Trust Company Largest publicly held commercial bank headquartered in Massachusetts Banking assets of $2.8 billion at December 31, 2006 Listed on NASDAQ, market capitalization of $484 million Fifty full service branches, nine commercial banking centers, five mortgage banking centers, and three Investment Management Group offices Commercial loans represent 54% of the total loan portfolio (includes business banking) and core funding comprises 73% of total deposits Growing wealth management operation with assets of $816 million Strong credit quality with non-performing assets at 0.25% of total assets and allowance for loan losses to loans at 1.32% at December 31, 2006 Company Profile

NASDAQ Symbol: INDB Recent Price (2/15/07): $33.00 Market Cap:* $484 million Shares Outstanding:* 14.7 million Avg. Daily Volume: 46k Forward P/E:** 15.7 Price/Book (mrq): 2.11 Stock Profile * Shares outstanding as of 12/31/2006 ** 2007 Consensus Estimate

Company Footprint 52 Branches 5 Mortgage Banking Centers 9 Commercial Banking Centers 3 Investment Management Centers Boston

Strong Regional Community Bank Established Regional Brand in an attractive Growth Market with Increasingly Unique Market Position Consistent Long-term Profitability and Shareholder Return Superb Asset Quality and Significant Reserve Coverage Strong Net Interest Margin Disciplined Balance Sheet and Capital Management Experienced Team of Bankers with a Passion for Excellence

Growth Market Infrastructure Rail Lines Existing Under Construction Proposed Highway Rt. 44 Expansion

Attractive Demographics US 51546 MA 63971 Plymouth County 69961 Barnstable County 59190 US 0.0666 MA 0.0217 Plymouth County 0.0416 Barnstable County 0.0376 Source: SNL Financial Source: SNL Financial

Current Environment Inverted Treasury Yield Curve Housing Market Slowdown Aggressive Deposit Competition

New Business Generation Total Home Equity Loans and Lines New Business ($ in millions) Total Commercial Loans New Business ($ in millions) Investment Management New Business ($ in millions)

New Business Generation (Cont'd) Mortgage New Business ($ in millions) Consumer - Indirect Auto New Business ($ in millions)

Deposit Market Share Source: SNL Financial; Deposit/Market Share data as of June 30, 2006 including pending transactions. (Includes Credit Unions)

Net Interest Margin (FTE) *Includes impact of FIN 46 prospectively. Impact of approx. 0.13% for 2004 and 0.16% for 2005. **Excludes write off of unamortized Trust preferred issuance costs.

Interest Rate Risk

Earning Asset Profile 2001 2006

Commercial Real Estate Diversification

Strong Core Funding 2001 2006

Balance Sheet Restructure

Strong Asset Quality Delinquency/Loans ($ in thousands) Reserve/Loans ($ in millions) NPA's/Assets ($ in thousands)

Financial Performance Ratios Return On Average Assets Return On Average Equity

Financial Performance Ratios Diluted Earnings Per Share ($'s) 5 Year CAGR 8.45% Operating Basis Diluted Earnings Per Share ($'s) 5 Year CAGR 7.24% GAAP Basis

2007 Strategic Goals Build Customer Relationships; Delight more and more Customers Enhance our Colleagues Capability and Performance Infuse Information and Analytically Based Insight into Business Processes and Decisions Seek Responsible Growth Improve Efficiency and Effectiveness Throughout the Bank Manage Balance Sheet and Capital with Great Discipline

Capital Management Completed 800,000 share repurchase Q3 2006 Announced additional share repurchase program of 1,000,000 shares (7%) December 2006

2006 Financial Metrics *Estimates **Excludes write off of unamortized Trust preferred issuance costs.

INDB Stock Performance

Statements contained in this presentation that are not historical facts are "forward- looking statements" that are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. "People Do Business with People" (r) NASDAQ Ticker: INDB www.rocklandtrust.com Denis Sheahan - CFO Shareholder Relations: Jennifer Kingston (781) 878-6100